UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

122 East 42nd Street, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

Effective May 5, 2017, Snap Interactive Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Eric Sackowitz (“Mr. Sackowitz”). The Employment Agreement sets forth, among other things, Mr. Sackowitz’s employment responsibilities, term of employment and base salary.

The Employment Agreement retains Mr. Sackowitz as the Company’s Chief Technology Officer. The Employment Agreement provides for a one (1) year term with automatic successive one (1) year renewals unless earlier terminated in accordance with its terms. Under the Employment Agreement, Mr. Sackowitz is entitled to receive a base salary of two hundred sixty five thousand dollars ($265,000) per year, effective retroactively to February 1, 2017, and is eligible to receive an annual incentive bonus for the 2017 calendar year of up to sixty thousand dollars ($60,000), with fifteen thousand dollars ($15,000) of such bonus being guaranteed and the remaining forty-five thousand dollars ($45,000) of such bonus being based on the achievement of performance metrics to be decided by the Chief Executive Officer, in his sole discretion. Mr. Sackowitz’s annual incentive bonuses in subsequent calendar years shall be determined by the Board of Directors of the Company (the “Board”), based on criteria to be established jointly by the Chief Executive Officer and Mr. Sackowitz. The payment of Mr. Sackowitz’s annual incentive bonus is contingent on him being employed by the Company on the date that such bonus is paid.

In addition, the Employment Agreement contains customary provisions relating to confidentiality, non-solicitation, non-disparagement and non-competition.

Pursuant to the Employment Agreement, if Mr. Sackowitz’s employment is terminated (i) upon death or permanent disability (as defined in the Employment Agreement), (ii) by the Company with “cause” (as defined in the Employment Agreement), (iii) by the Company “without cause” (as defined in the Employment Agreement), (iv) by Mr. Sackowitz for “good reason” (as defined in the Employment Agreement), (v) by Mr. Sackowitz for “other than for good reason” (as defined in the Employment Agreement), or (vi) because the Company elects not to renew the Employment Agreement and Mr. Sackowitz’s employment terminates as a result of such non-renewal, Mr. Sackowitz shall be entitled to (a) the base salary earned by him before the effective date of termination, (b) any unreimbursed reasonable business expenses and (c) any amounts to which Mr. Sackowitz is entitled to under the Company's benefit plans in accordance with their terms.

Additionally, if (i) the Company elects not to renew the Employment Agreement and Mr. Sackowitz’s employment terminates as a result of such non-renewal, (ii) the Company terminates Mr. Sackowitz’s employment without “cause” or (iii) Mr. Sackowitz terminates his employment for “good reason,” then the Company shall, subject to Mr. Sackowitz’s execution of a general release of claims in favor of the Company, and, subject to Mr. Sackowitz’s compliance with certain provisions of the Employment Agreement, provide to Mr. Sackowitz, in addition to the amounts set forth above, an amount equal to three (3) months of Mr. Sackowitz’s then-current annualized base salary, payable in three (3) equal monthly installments commencing on the Company’s first regular payroll date after the release of claims provided by Mr. Sackowitz has become effective and binding upon Mr. Sackowitz. Additionally, if Mr. Sackowitz is eligible and timely elects to continue his health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1984 (“COBRA”), and subject to Mr. Sackowitz’s execution of the release of claims referred to above, the Company will continue to pay its portion of Mr. Sackowitz’s monthly health insurance premiums for the earlier of (a) the three (3) months following the effective date of termination of Mr. Sackowitz’s employment or (b) the date Mr. Sackowitz’s coverage under such group health plans terminates for any reason; provided that the Company’s payment of such premiums shall be limited to the same proportion of the cost of coverage under the Company’s group health plans as the Company pays on behalf of its employees generally (the “COBRA Entitlement”).

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If, during the sixty (60) day period immediately prior to a “change in control” (as defined in the Employment Agreement) or during the one (1) year period beginning on the date of a “change in control,” (a) Mr. Sackowitz’s employment is terminated by the Company (or by the acquiring or successor business entity following a “change in control”) other than for “cause” or (b) Mr. Sackowitz terminates his employment with the Company (or with the acquiring or successor business entity following a “change in control”) for “good reason,” then, Mr. Sackowitz shall receive, in lieu of the severance benefits described above and subject to Mr. Sackowitz’s execution of a general release of claims as provided in the Employment Agreement, a severance benefit in an amount equal to three (3) months of Mr. Sackowitz’s annualized base salary as in effect on the date of the “change in control” plus three (3) months of the COBRA Entitlement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to Mr. Sackowitz’s Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Stock Option Awards

Effective May 5, 2017, the Compensation Committee of the Board awarded Mr. Sackowitz a stock option pursuant to a Nonqualified Stock Option Agreement (the “Stock Option Agreement”). The stock option represents the right to buy twenty-eight thousand five hundred seventy-one (28,571) shares of the Company’s common stock at an exercise price equal to $3.36 per share of common stock. The stock option vests and becomes exercisable in four (4) separate tranches of twenty five percent (25%) each, with the first tranche vesting on the one (1) year anniversary of the date of grant and the remaining three (3) tranches vesting on one (1) year intervals thereafter; provided that Mr. Sackowitz is providing services to the Company on such dates and subject to early termination or forfeiture in accordance with the terms of the Stock Option Agreement.

In addition, on May 5, 2017, the Company entered into an option cancellation and release agreement with Mr. Sackowitz (the “Cancellation Agreement”), pursuant to which the Company cancelled a stock option that was awarded to Mr. Sackowitz on October 7, 2016 (the “Cancelled Option”). The Cancelled Option represented the right to purchase fifteen thousand six hundred seventy-eight (15,678) shares of the Company’s common stock at an exercise price of $6.65 per share. Pursuant to the Cancellation Agreement, Mr. Sackowitz generally released all claims against the Company related to his right to acquire shares of the Company’s common stock pursuant to the Cancelled Option. As consideration for Mr. Sackowitz agreeing to forfeit the Cancelled Option, on May 5, 2017, the Compensation Committee of the Board awarded Mr. Sackowitz a stock option representing the right to purchase fifteen thousand six hundred seventy-eight (15,678) shares of the Company’s common stock at an exercise price equal to $3.36 per share (the “Replacement Option”). The shares of common stock underlying the Replacement Option fully vested on the date of grant.

The foregoing description of the Stock Option Agreement and the Replacement Option does not purport to be complete and is qualified in its entirety by reference to the Form of Nonqualified Stock Option Agreement awarded under the Snap Interactive, Inc. 2016 Long-Term Incentive Plan, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 11, 2016 by the Company with the Securities and Exchange Commission. The foregoing description of the Cancellation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cancellation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

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Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated May 5, 2017, by and between Snap Interactive, Inc. and Eric Sackowitz.
10.2	Option Cancellation and Release Agreement, dated May 5, 2017, by and between Snap Interactive, Inc. and Eric Sackowitz.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017

SNAP INTERACTIVE, INC.

	By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated May 5, 2017, by and between Snap Interactive, Inc. and Eric Sackowitz.
10.2	Option Cancellation and Release Agreement, dated May 5, 2017, by and between Snap Interactive, Inc. and Eric Sackowitz.

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